Exhibit 99.1

ProPhase Labs Board of Directors Authorizes Management to Explore Strategic Reverse Merger and Approves Crypto Treasury Initiative

UNIONDALE, NY, July 21, 2025 (GLOBE NEWSWIRE) – ProPhase Labs, Inc. (NASDAQ: PRPH), (the “Company” or “ProPhase”) a next generation biotech, genomics and consumer products company, today announced that its Board of Directors has unanimously authorized the Company’s executive team to explore a potential reverse merger transaction with a digital asset-focused operating company to supplement its existing businesses.

The Board has also approved a strategic treasury initiative involving the acquisition and long-term holding of select digital assets, including Bitcoin. This initiative represents management’s view that a diversified treasury strategy that includes digital assets may enhance long-term shareholder value.

The potential reverse merger transaction the Board authorized management to explore would involve combining with a company that maintains a cryptocurrency-focused treasury management and digital asset strategy. This strategic review reflects the Board’s interest in identifying complementary growth opportunities that could enhance long-term shareholder value and broaden the Company’s market positioning.

“At a time when digital assets and blockchain-native strategies are gaining broader institutional traction, we believe it is prudent to assess opportunities at the intersection of life sciences and financial innovation,” said Ted Karkus, Chief Executive Officer of ProPhase Labs. “We look forward to evaluating whether such a transaction could provide a platform for scalable value creation.” CEO Karkus continued “The beauty of this strategic initiative is that we can potentially create additional shareholder value with a goal of maintaining the vast majority of the value of the existing assets for the existing shareholders.  This would include the Crown Medical Collections initiative to collect up to $50 million dollars net to the Company for its outstanding COVID accounts receivable, the Nebula Genomics strategic alternatives initiative, and the commercialization of the BE-Smart™ Esophageal cancer test.”

The Company has not entered into any binding agreement at this time and there can be no assurance that any transaction will occur. Management has been authorized to conduct diligence, engage potential counterparties, and evaluate whether such a transaction would be in the best interests of shareholders. The Company will provide additional updates as material developments occur.

About ProPhase Labs Inc.

ProPhase Labs Inc. (Nasdaq: PRPH) (“ProPhase”) is a next-generation biotech, genomics and consumer products company. Our mission is to build a healthier world through bold innovation and actionable insight. We’re revolutionizing healthcare with industry-leading Whole Genome Sequencing solutions, groundbreaking diagnostic development – such as our potentially life-saving test for the early detection of esophageal cancer – and a world class direct-to-consumer marketing platform for cutting edge OTC dietary supplements. We develop, manufacture, and commercialize health and wellness solutions to enable people to live their best lives. We are committed to executional excellence, smart diversification, and a synergistic, omni-channel approach. ProPhase Labs’ valuable subsidiaries, their synergies, and significant growth underscore our potential for long-term value. www.ProPhaseLabs.com

Forward-Looking Statements

Except for the historical information contained herein, this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including our expectations regarding the future revenue growth potential of each of our subsidiaries, our expected timeline for commercializing our BE-Smart Esophageal Cancer Test, our expectations regarding future liquidity events, the success of our efforts to collect accounts receivables and anticipated timeline for any payments relating thereto, our ability to successfully transition into a consumer products company, our newly approved crypto treasury strategy, and the potential reverse merger transaction we are exploring. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, cryptocurrency volatility and regulatory risks, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

investorrelations@prophaselabs.com

Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman: jboidman@renmarkfinancial.com

Tel.: (416) 644-2020 or (212) 812-7680

www.renmarkfinancial.com